Zumiez Inc. Announces Fiscal 2014 Second Quarter Results

Second Quarter 2014 Sales Increased 11.9% to $176.7 Million; Second Quarter 2014 Diluted EPS Increased 62.5% to $0.26; August 2014 Comparable Sales Increased 2.0%

LYNNWOOD, WA -- (Marketwired - September 04, 2014) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the second quarter ended August 2, 2014.

Total net sales for the second quarter ended August 2, 2014 (13 weeks) increased 11.9% to $176.7 million from $157.9 million in the quarter ended August 3, 2013 (13 weeks). Comparable sales for the thirteen weeks ended August 2, 2014 increased 3.4% on top of a comparable sales increase of 0.9% for the thirteen weeks ended August 3, 2013. Net income in the second quarter of fiscal 2014 increased 57.3% to $7.5 million, or $0.26 per diluted share, compared to net income of $4.7 million, or $0.16 per diluted share, in the second quarter of the prior fiscal year. The results for fiscal 2014 include costs of approximately $0.6 million, or $0.01 per diluted share, for charges associated with the acquisition of Blue Tomato, and the results for fiscal 2013 include approximately $1.7 million, or $0.04 per diluted share, of Blue Tomato acquisition related costs.

Total net sales for the six months (26 weeks) ended August 2, 2014 increased 10.9% to $339.6 million from $306.4 million reported for the six months (26 weeks) ended August 3, 2013. Comparable sales increased 2.6% for the twenty six weeks ended August 2, 2014 on top of a comparable sales increase of 0.2% for the twenty six weeks ended August 3, 2013.

Net income in the first six months of fiscal 2014 increased 37.5% to $10.0 million, or $0.34 per diluted share, compared to net income for the first six months of the prior fiscal year of $7.2 million, or $0.24 per diluted share. Results for the first six months of fiscal 2014 include approximately $1.3 million, or $0.03 per diluted share, for charges associated with the acquisition of Blue Tomato. Results for the first six months of fiscal 2013 include approximately $3.4 million, or $0.09 per diluted share, of Blue Tomato acquisition related costs.

At August 2, 2014, the Company had cash and current marketable securities of $113.4 million compared to cash and current marketable securities of $95.0 million at August 3, 2013. The increase in cash and current marketable securities is a result of cash generated through operations, partially offset by capital expenditures and stock repurchases.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We are pleased with our second quarter performance. Our ability to connect consumers with our unique assortment of brands drove higher than expected sales which allowed us to better leverage our expense. Our organization continues to get smarter and more efficient at executing our global omni-channel strategy and we believe there is still runway for added improvement in the years ahead."

August 2014 Sales
Total net sales for the four-week period ended August 30, 2014 increased 9.4% to $94.0 million, compared to $85.9 million for the four-week period ended August 31, 2013. The Company's comparable sales increased 2.0% for the four-week period ended August 30, 2014 on top of a comparable sales increase of 3.0% for the four-week period ended August 31, 2013.

Fiscal 2014 Third Quarter Outlook
The Company is introducing guidance for the three months ending November 1, 2014. Net sales are projected to be in the range $207 to $211 million resulting in net income per diluted share of approximately $0.47 to $0.50, which includes an estimated $0.6 million, or approximately $0.02 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on anticipated comparable sales increase in the low single digit range for the third quarter of fiscal 2014.

The Company currently intends to open 56 new stores in fiscal 2014, including 7 stores in Canada and 6 stores in Europe.

A conference call will be held today to discuss second quarter fiscal 2014 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (857) 244-7310 followed by the conference identification code of 92759066.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of August 30, 2014 we operated 592 stores, included 543 in the United States, 34 in Canada, and 15 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended May 3, 2014 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                              Three Months Ended
                                    --------------------------------------

                                    August 2,   % of    August 3,    % of
                                       2014     Sales      2013     Sales
                                    --------- --------  ---------  -------
Net sales                           $ 176,709    100.0% $ 157,858    100.0%
Cost of goods sold                    115,797     65.5%   102,738     65.1%
                                    --------- --------  ---------  -------
Gross profit                           60,912     34.5%    55,120     34.9%

Selling, general and administrative
 expenses                              49,307     27.9%    47,285     29.9%
                                    --------- --------  ---------  -------
Operating profit                       11,605      6.6%     7,835      5.0%

Interest income, net                      146      0.1%       158      0.1%
Other income (expense), net               203      0.1%      (174)    (0.1%)
                                    --------- --------  ---------  -------
Earnings before income taxes           11,954      6.8%     7,819      5.0%

Provision for income taxes              4,498      2.6%     3,080      2.0%
                                    --------- --------  ---------  -------

Net income                          $   7,456      4.2% $   4,739      3.0%
                                    ========= ========  =========  =======

Basic earnings per share            $    0.26           $    0.16
                                    =========           =========

Diluted earnings per share          $    0.26           $    0.16
                                    =========           =========

Weighted average shares used in
 computation of earnings per share:
  Basic                                28,776              29,842

  Diluted                              29,057              30,232

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                               Six Months Ended
                                    --------------------------------------

                                    August 2,   % of    August 3,    % of
                                       2014     Sales      2013     Sales
                                    --------- --------  ---------  -------
Net sales                           $ 339,641    100.0% $ 306,354    100.0%
Cost of goods sold                    228,196     67.2%   203,262     66.3%
                                    --------- --------  ---------  -------
Gross profit                          111,445     32.8%   103,092     33.7%

Selling, general and administrative
 expenses                              96,127     28.3%    91,228     29.8%
                                    --------- --------  ---------  -------
Operating profit                       15,318      4.5%    11,864      3.9%

Interest income, net                      328      0.1%       373      0.1%
Other income (expense), net               289      0.1%      (320)    (0.1%)
                                    --------- --------  ---------  -------
Earnings before income taxes           15,935      4.7%    11,917      3.9%

Provision for income taxes              5,983      1.8%     4,680      1.5%
                                    --------- --------  ---------  -------

Net income                          $   9,952      2.9% $   7,237      2.4%
                                    ========= ========  =========  =======

Basic earnings per share            $    0.35           $    0.24
                                    =========           =========

Diluted earnings per share          $    0.34           $    0.24
                                    =========           =========

Weighted average shares used in
 computation of earnings per share:
  Basic                                28,819              29,770

  Diluted                              29,182              30,221

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                          August 2,  February 1,  August 3,
                                             2014        2014        2013
                                         ----------- ----------- -----------
                 Assets                  (Unaudited)             (Unaudited)
Current assets
Cash and cash equivalents                $    22,037 $    19,634 $    19,098
Marketable securities                         91,408      97,521      75,901
Receivables                                   16,611      10,294      15,597
Inventories                                  119,916      87,182     113,249
Prepaid expenses and other                    12,365      10,021      11,474
Deferred tax assets                            6,901       5,194       4,849
                                         ----------- ----------- -----------
    Total current assets                     269,238     229,846     240,168

Fixed assets, net                            138,972     127,343     124,569
Goodwill                                      63,701      64,195      63,071
Intangible assets, net                        16,630      17,970      18,727
Long-term other assets                         7,515       4,049       4,428
                                         ----------- ----------- -----------
    Total long-term assets                   226,818     213,557     210,795

    Total assets                         $   496,056 $   443,403 $   450,963
                                         =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                   $    66,636 $    18,343 $    53,596
Accrued payroll and payroll taxes             10,899      10,581       9,674
Income taxes payable                           2,147       4,696         111
Deferred rent and tenant allowances            7,091       6,478       5,633
Other liabilities                             26,247      21,276      20,546
                                         ----------- ----------- -----------
    Total current liabilities                113,020      61,374      89,560

Long-term deferred rent and tenant
 allowances                                   43,627      37,658      41,359
Long-term deferred tax liabilities             2,826       4,649       3,567
Long-term debt and other liabilities           3,977       4,068       7,062
                                         ----------- ----------- -----------
    Total long-term liabilities               50,430      46,375      51,988

                                         ----------- ----------- -----------
    Total liabilities                        163,450     107,749     141,548
                                         ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                       -           -           -
Common stock, no par value, 50,000
 shares authorized; 29,204 shares issued
 and outstanding at August 2, 2014,
 29,619 shares issued and outstanding at
 February 1, 2014, 30,251 shares issued
 and outstanding at August 3, 2013           120,060     114,983     113,569
Accumulated other comprehensive income         4,078       4,710       3,238
Retained earnings                            208,468     215,961     192,608
                                         ----------- ----------- -----------
    Total shareholders' equity               332,606     335,654     309,415
                                         ----------- ----------- -----------

    Total liabilities and shareholders'
     equity                              $   496,056 $   443,403 $   450,963
                                         =========== =========== ===========

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                      Six Months Ended
                                                 --------------------------
                                                   August 2,     August 3,
                                                     2014          2013
                                                 ------------  ------------
Cash flows from operating activities:
Net income                                       $      9,952  $      7,237
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion               14,099        12,694
Deferred taxes                                         (3,659)       (1,384)
Stock-based compensation expense                        2,106         3,165
Excess tax benefit from stock-based compensation         (474)       (1,168)
Other                                                     251           282
  Changes in operating assets and liabilities:
    Receivables                                        (5,641)       (5,457)
    Inventories                                       (32,791)      (36,064)
    Prepaid expenses and other                         (5,685)       (3,057)
    Trade accounts payable                             47,953        35,315
    Accrued payroll and payroll taxes                     320        (1,344)
    Income taxes payable                               (3,255)       (6,415)
    Deferred rent and tenant allowances                 6,523         5,263
    Other liabilities                                     816           809
                                                 ------------  ------------
Net cash provided by operating activities              30,515         9,876
                                                 ------------  ------------

Cash flows from investing activities:
Additions to fixed assets                             (18,301)      (14,505)
Purchases of marketable securities and other
 investments                                          (36,547)      (38,991)
Sales and maturities of marketable securities
 and other investments                                 41,762        47,760
                                                 ------------  ------------
Net cash used in investing activities                 (13,086)       (5,736)
                                                 ------------  ------------

Cash flows from financing activities:
Proceeds from revolving credit facilities               2,044             -
Payments on long-term debt and revolving credit
 facilities                                            (1,040)         (153)
Repurchase of common stock                            (19,557)       (4,310)
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments          2,997           876
Excess tax benefit from stock-based compensation          474         1,168
                                                 ------------  ------------
Net cash used in financing activities                 (15,082)       (2,419)
                                                 ------------  ------------

Effect of exchange rate changes on cash and cash
 equivalents                                               56          (202)

Net increase in cash and cash equivalents               2,403         1,519
  Cash and cash equivalents, beginning of period       19,634        17,579
                                                 ------------  ------------
  Cash and cash equivalents, end of period       $     22,037  $     19,098
                                                 ============  ============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes   $     12,840  $     12,428
  Accrual for purchases of fixed assets                 6,929         7,514

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200